UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2016

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (402) 444-1630

Not applicable

(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 14, 2016, America First Multifamily Investors, L.P. (the “Partnership”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with Bankers Trust Company (“Bankers Trust”) which modifies certain provisions of the Credit Agreement executed between the Partnership and Bankers Trust on May 14, 2015, as amended by the First Amendment to Credit Agreement (the “First Amendment”) dated January 7, 2016 and the Second Amendment to Credit Agreement (the “Second Amendment”) dated February 10, 2016 (the “Credit Agreement”).  In connection with the Third Amendment, the Partnership was required to pay Bankers Trust an extension fee in the amount of $100,000. The material amendments to the Credit Agreement included in the Third Amendment are as follows:

•

Section 1.2 was amended to revise the definition of “Market Value of Assets” to include in the definition the Partnership’s investments in “Vantage Assets” as defined therein, with certain aggregate limits.

•	Section 2.1 was amended to extend the Maturity Date to May 14, 2018.

The foregoing descriptions of the Third Amendment are summaries and are qualified in their entirety by reference to the full text of the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission (“SEC”) on May 20, 2015, the First Amendment and associated waiver letter which are attached as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by the Partnership with the SEC on January 13, 2016, and the Second Amendment which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Partnership with the SEC on February 17, 2016, are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement dated November 14, 2016 between America First Multifamily Investors, L.P. and Bankers Trust Company.
99.1	Press release dated November 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 18, 2016

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By:/s/ Craig S. Allen

Printed: Craig S. Allen
Title: Chief Financial Officer